                                                                      EXHIBIT 21

              LIST OF SUBSIDIARIES OF HOME SHOPPING NETWORK, INC.
                             A DELAWARE CORPORATION
                              AS OF MARCH 1, 1995

                                                                                  STATE OF
                                  SUBSIDIARY                                    INCORPORATION
------------------------------------------------------------------------------  -------------
Citrus Office Supply, Inc. ...................................................   Florida
Home Shopping Club, Inc. .....................................................   Delaware
  d/b/a Home Shopping Club Telemation
Home Shopping Club Outlet of Brandon, Inc. ...................................   Delaware
Home Shopping Club Outlet of Clearwater, Inc. ................................   Delaware
Home Shopping Club Outlet of New Port Richey, Inc. ...........................   Delaware
Home Shopping Club Outlet of Orlando, Inc. ...................................   Delaware
Home Shopping Club Outlet of Pine Hills, Inc. ................................   Delaware
Home Shopping Club Outlet of South Orlando, Inc. .............................   Delaware
Home Shopping Club Outlet of St. Petersburg, Inc. ............................   Delaware
Home Shopping Club Outlet of Tampa, Inc. .....................................   Delaware
Home Shopping Club Outlet of West Tampa, Inc. ................................   Delaware
Home Shopping Club Outlets, Inc. .............................................   Delaware
Home Shopping Network Entertainment, Inc. ....................................   Delaware
Home Shopping Services, Inc. .................................................   Delaware
  d/b/a Home Shopping Services of Delaware, Inc.
Home Shopping Showcase, Inc. .................................................   Delaware
  d/b/a Innovations in Living
HSN Aviation, Inc. ...........................................................   Delaware
HSN Capital Corporation.......................................................   Nevada
HSN Cosmetics, Inc. ..........................................................   Delaware
HSN Credit Corporation........................................................   Delaware
HSN Direct, Inc. .............................................................   Delaware
HSN Entertainment Events, Inc. ...............................................   Delaware
HSN Entertainment Holding Company, Inc. ......................................   Delaware
HSN Entertainment Joint Ventures, Inc. .......................................   Delaware
HSN Entertainment Joint Ventures II, Inc. ....................................   Delaware
HSN Fulfillment, Inc. ........................................................   Delaware
HSN Fulfillment of Iowa, Inc. ................................................   Delaware
HSN Fulfillment of Nevada, Inc. ..............................................   Delaware
HSN Fulfillment of Virginia, Inc. ............................................   Delaware
HSN Health Assist, Inc. ......................................................   Delaware
HSN Health Services, Inc. ....................................................   Delaware
HSN Insurance, Inc. ..........................................................   Florida
HSN Interactive, Inc. ........................................................   Delaware
HSN Lifeway Health Products, Inc. ............................................   Delaware
  d/b/a Interactive Merchandising
HSN Liquidation, Inc. ........................................................   Delaware
HSN Liquidation, Inc. of Florida..............................................   Delaware
HSN Liquidation, Inc. of Iowa.................................................   Delaware
HSN Liquidation, Inc. of Nevada...............................................   Delaware

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

                                                                                  STATE OF
                                  SUBSIDIARY                                    INCORPORATION
------------------------------------------------------------------------------  -------------
HSN Liquidation, Inc. of Virginia.............................................   Delaware
HSN Mail Order, Inc...........................................................   Delaware
  d/b/a Designer Direct Thomas Oak & Sons
          The Ortho-Vent Division, Inc.
          Home Shopping Values
          Private Showing -- Jewelry Values by Mail
          HSN Media Merchandise
          Heroes Collector's Club
HSN Products, Inc.............................................................   Delaware
HSN Realty, Inc...............................................................   Delaware
  d/b/a HSN Realty of Delaware, Inc.
HSN Redi-Med, Inc.............................................................   Delaware
HSN Television Shopping Mall, Inc.............................................   Delaware
HSN Tours, Inc
  d/b/a Home Shopping Tours...................................................   Delaware
HSN Transportation, Inc.......................................................   Delaware
HSN Travel, Inc...............................................................   Delaware
HSN Trucking, Inc.............................................................   Delaware
Internet Software, Inc........................................................   California
MarkeTechs Services, Inc......................................................   Delaware
National Call Center, Inc.....................................................   Delaware
Ortho-Vent, Inc...............................................................   Delaware
  d/b/a Stuart McGuire
          Ortho-Vent
Vela Research, Inc............................................................   Delaware
World Rez, Inc................................................................   Delaware

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Home Shopping Network, Inc.

     Under date of February 15, 1995, except as to the last paragraph of Note P which is as of March 15, 1995, we reported on the consolidated balance sheets of Home Shopping Network, Inc. and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1994 and the four months ended December 31, 1992, as contained in the Company's 1994 Annual Report. These consolidated financial statements and our report thereon are incorporated by reference in the annual report on Form 10-K for the year 1994. In connection with our audits of the aforementioned consolidated financial statements, we also have audited the related financial statement schedule as listed in Item 14. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

     In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                          KPMG Peat Marwick LLP

St. Petersburg, Florida
February 15, 1995, except as to the
last paragraph of Note P to the
consolidated financial statements, which is as of March 15, 1995

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Home Shopping Network, Inc.

We have audited the consolidated statements of operations, stockholders' equity, and cash flows of Home Shopping Network, Inc. and subsidiaries (the "Company") for the year ended August 31, 1992, and have issued our report thereon dated October 15, 1992 (February 15, 1995 as to Note I to the consolidated financial statements); such consolidated financial statements and report are included in your 1994 Annual Report and are incorporated herein by reference. Our audit also included the financial statement schedule of the Company, listed in Item 14. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

Deloitte & Touche LLP

Tampa, Florida
October 15, 1992
  (February 15, 1995 as to
  Note I to the consolidated
  financial statements)

                                                                   SCHEDULE VIII

                  HOME SHOPPING NETWORK, INC. AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS

                                                                 ADDITIONS
                                                          -----------------------
                                               BALANCE     CHARGED      CHARGED                      BALANCE
                                                 AT          TO        TO OTHER                        AT
                                              BEGINNING   COSTS AND   ACCOUNTS --   DEDUCTIONS --      END
                DESCRIPTION                   OF PERIOD   EXPENSES     DESCRIBE      DESCRIBE(1)    OF PERIOD
--------------------------------------------  ---------   ---------   -----------   -------------   ---------
                                                                      (In thousands)
Allowance for doubtful accounts:
  Year ended December 31, 1994..............   $ 1,627     $ 1,866       $  --         $(1,755)      $ 1,738
                                               =======     =======    =========     ==========       =======
  Year ended December 31, 1993..............   $ 1,798     $ 2,025       $  --         $(2,196)      $ 1,627
                                               =======     =======    =========     ==========       =======
  Four months ended December 31, 1992.......   $ 2,233     $   645       $  --         $(1,080)      $ 1,798
                                               =======     =======    =========     ==========       =======
  Year ended August 31, 1992................   $ 2,180     $ 2,177       $  --         $(2,124)      $ 2,233
                                               =======     =======    =========     ==========       =======
Allowance for doubtful other current assets:
  Year ended December 31, 1994..............   $ 6,200     $    --       $  --         $(6,200)      $    --
                                               =======     =======    =========     ==========       =======
  Year ended December 31, 1993..............   $ 6,200     $    --       $  --         $    --       $ 6,200
                                               =======     =======    =========     ==========       =======
  Four months ended December 31, 1992.......   $ 6,200     $    --       $  --         $    --       $ 6,200
                                               =======     =======    =========     ==========       =======
  Year ended August 31, 1992................   $ 6,200     $    --       $  --         $    --       $ 6,200
                                               =======     =======    =========     ==========       =======

---------------
(1) Accounts written off as uncollectible.

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